CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Board of Directors
   Amazon Biotech, Inc.


As independent public accountants, we hereby consent to the use in the prospectus constituting a part of this Registration Statement on Form SB-2 of our report dated September 21, 2005 included in the Annual Report on Form 10-KSB of Amazon Biotech, Inc. for the year ended July 31, 2005 and to all references to our Firm included in this Registration Statement.



Meyler & Company, LLC
Middletown, New Jersey
January 17, 2006